Exhibit 10.1



                   NON-NEGOTIABLE SUBORDINATED PROMISSORY NOTE


$122,678.25                                                    December 15, 1997



         FOR VALUE RECEIVED, Champion Financial Corporation, a Utah corporation ("Maker"), promises to pay to Thomas H. Stateman, an individual resident in Illinois ("Payee"), in lawful money of the United States of America, the principal sum of ONE HUNDRED TWENTY-TWO THOUSAND SIX HUNDRED SEVENTY-EIGHT and 25/100 Dollars ($122,678.25), together with interest in arrears on the unpaid principal balance at an annual rate equal to 8%, in the manner provided below. Interest shall be calculated on the basis of a year of 365 or 366 days, as applicable, and charged for the actual number of days elapsed.

         This Note has been executed and delivered pursuant to and in accordance with the terms and conditions of the Stock Purchase Agreement, dated December 8, 1997, by and among Maker, Payee and HealthStar, Inc., an Illinois corporation (the "Agreement"), and is subject to the terms and conditions of the Agreement, which are, by this reference, incorporated herein and made a part hereof. In the Agreement, this Note is referred to as the "CPFC Note." Capitalized terms used in this Note without definition shall have the respective meanings set forth in the Agreement.

         The principal balance of this Note shall be increased from time to time by the amount of payments received by Maker from the "self-bill/self-pay" clients of HealthStar, Inc. on the date hereof, with respect to payments received during the 120 days following the date of the Closing of the transactions contemplated by the Agreement, as set forth more fully in Section
3.9 of the Agreement.

1.       PAYMENTS

1.1      Principal and Interest

         A. The principal amount of this Note shall be due and payable in the following amounts on the following dates:

                  If the outstanding principal balance of this Note is $750,000 or less on the first annual anniversary of the date of issuance of this Note (or any note issued as a replacement for this Note), then the entire outstanding principal balance shall be due and payable on the first annual anniversary of the date hereof.
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                  If the  outstanding  principal  balance  of this Note  exceeds
                  $750,000 on the first annual anniversary of the date of issuance of this Note (or any note issued as a replacement for this Note), then $750,000 of the outstanding principal balance shall be due and payable on the first annual anniversary of the date hereof and the remaining outstanding principal balance shall be due and payable on the eighteen-month anniversary of the date hereof.

Interest on the unpaid principal balance of this Note shall be due and payable on the 15th day of each month commencing January 15, 1998, until this Note has been paid in full.

         B. Notwithstanding the provisions of Section 1.1.A., above, if Maker undertakes a public offering of Maker's common stock (the "Offering") while any portion of the unpaid principal balance of this Note remains outstanding, then the entire unpaid principal balance, including any interest then accrued, shall be due and payable at the earlier of (a) the closing of the Offering, or (b) the time set forth in Section 1.1.A., above.

1.2      Manner of Payment

         All payments of principal and interest on this Note shall be made by certified or bank cashier's check at , _________________________ or at such other place in the United States of America as Payee shall designate to Maker in writing or by wire transfer of immediately available funds to an account designated by Payee in writing. If any payment of principal or interest on this
Note is due on a day which is not a Business Day, such payment shall be due on the next succeeding Business Day, and such extension of time shall be taken into account in calculating the amount of interest payable under this Note. "Business Day" means any day other than a Saturday, Sunday or legal holiday in the State of Arizona.

1.3      Prepayment

         Maker may, without premium or penalty, at any time and from time to time, prepay all or any portion of the outstanding principal balance due under this Note, provided that each such prepayment is accompanied by accrued interest on the amount of principal prepaid calculated to the date of such prepayment. Any partial prepayments shall be applied to installments of principal in inverse order of their maturity.

1.4      Right of Set-Off

         Maker shall have the right to withhold and set-off against any amount due hereunder the amount of any claim for indemnification or payment of damages to which Maker may be entitled under the Agreement, as provided in Section 10.6 thereof.

2.       DEFAULTS
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2.1      Events of Default

         The occurrence of any one or more of the following events with respect to Maker shall constitute an event of default hereunder ("Event of Default"):

         (a) If Maker shall fail to pay when due any payment of principal or interest on this Note and such failure for five (5) days after payee notifies Maker therein writing; provided, however, that the exercise by Maker in good faith of its right of set-off pursuant to Section 1.4 above, whether or not ultimately determined to be justified, shall not constitute an Event of Default.

         (b) If, pursuant to or within the meaning of the United States Bankruptcy Code or any other federal or state law relating to insolvency or relief of debtors (a "Bankruptcy Law"), Maker shall (i) commence a voluntary case or proceeding; (ii) consent to the entry of an order for relief against it in an involuntary case; (iii) consent to the appointment of a trustee, receiver, assignee, liquidator or similar official; (iv) make an assignment for the benefit of its creditors; or (v) admit in writing its inability to pay its debts as they become due.

         (c) If a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that (i) is for relief Maker in an involuntary case,
(ii) appoints a trustee, receiver, assignee, liquidator or similar official for Maker or substantially all of Maker's properties, or (iii) orders the liquidation of Maker, and in each case the order or decree is not dismissed within 60 days.

         (d) If an Event of Default (as defined) shall occur under the Security Agreement dated the date hereof made by Maker to the benefit of Payee.

2.2      Notice by Maker

         Maker shall notify Payee in writing within five days after the occurrence of any Event of Default of which Maker acquires knowledge.

2.3      Remedies

         Upon the occurrence of an Event of Default hereunder (unless all Events of Default have been cured or waived by Payee), Payee may, at its option, (i) by written notice to Maker, declare the entire unpaid principal balance of this Note, together with all accrued interest thereof, immediately due and payable regardless of any prior forbearance, and (ii) exercise any and all rights and remedies available to it under applicable law, including, without limitation, the right to collect from Maker all sums due under this Note. Maker shall pay all reasonable costs and expenses incurred by or on behalf of Payee in connection with Payee's exercise of any or all of its rights and remedies under this Note, including, without limitation, reasonable attorneys' fees.

3.       SUBORDINATION
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         Payee's rights hereunder are subject to the terms and provisions of the
Subordination Agreement, dated the date of the original issuance of this Note, made by Payee in favor Harris Trust and Savings Bank, the lender under the Subordination Agreement.

4.       MISCELLANEOUS

4.1      Waiver

         The rights and remedies of Payee under this Note shall be cumulative and not alternative. No waiver by payee of any right or remedy under this Note shall be effective unless in a writing signed by Payee. Neither the failure nor any delay in exercising any right, power or privilege under this Note will operate as a waiver of such right, power or privilege and no single or partial exercise of any such right, power or privilege by Payee will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege. To the maximum extent permitted by applicable law, (a) no claim or right of Payee arising out of this Note can be discharged by payee, in whole or in part, by a waiver or renunciation of the claim or right unless in a writing, signed by Payee; (b) no waiver that may be given by Payee will be applicable except in the specific instance for which it is given; and
(c) no notice to or demand on Maker will be deemed to be a waiver of any obligation of Maker or of the right of Payee to take further action without notice or demand as provided in this Note. Maker hereby waives presentment, demand, protest and notice of dishonor and protest.

4.2      Notices

         Any notice required or permitted to be given hereunder shall be given in accordance with Section 11.1 of the Agreement.

4.3      Severability

         If any provision in this Note is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Note will remain in full force and effect. Any provision of this Note held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

4.4      Governing Law

         This Note will be governed by the laws of the State of Illinois without regard to conflicts of laws principles. Each of the parties hereto agrees that in the event any party files suit to enforce, in whole or in part, the terms hereof, such suit shall be brought only in a state or federal court located in Cook County, Illinois, and further, consents to the in personam jurisdiction of any state or federal court in Illinois and waives any objection to the venue of any such suit, action or proceeding.

4.5      Parties in Interest
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         This Note shall bind Maker and its  successors  and assigns.  This Note shall not be assigned or transferred by Payee without the express prior written consent of Maker, except by will or, in default thereof, by operation of law.

4.6      Section Headings, Construction

         The headings of Sections in this Note are provided for convenience only and will not affect its construction or interpretation. All references to "Section" or "Sections" refer to the corresponding Section or Sections of this Note unless otherwise specified.


         All words used in this Note will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the words "hereof" and "hereunder" and similar references refer to this Note in its entirety and not to any specific section or subsection hereof.

         IN WITNESS WHEREOF, Maker has executed and delivered this Note as of the date first stated above.

                                            CHAMPION FINANCIAL CORPORATION



                                            By:/s/ Stephen J Carder
                                            ------------------------------------
                                            Title:Executive Vice President
                                            ------------------------------------
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